FOR IMMEDIATE RELEASE

Rockdale Resources Corporation Announces the Commencing

of Drilling of Three New Oil Wells

AUSTIN, Texas, March 5, 2014 (GLOBE NEWSWIRE) -- Rockdale Resources Corporation (OTC QB: BBLS), an Austin, Texas-based oil production and exploration and drilling company, announced today the drilling of three new oil wells on the Company's existing 623 acre lease in the Minerva-Rockdale Field, approximately 50 miles northeast of Austin.

The Company has recently raised new equity capital in connection with its previously announced private placement of the company's common stock. Some of the proceeds from this equity financing are being used for this immediate drilling of additional oil wells on the Company’s current lease.

"The Company also announced that these three new oil wells will add to a combined total of seven new oil wells drilled since Marc S. Spezialy assumed the role of Chief Executive Officer. Mr. Spezialy stated, "We are thrilled with the results from the new wells brought online during the 4th quarter of 2013 and we are excited for the Company to be continuing its expected success on our existing acreage in the Minerva-Rockdale Field."

Upon the completion of the drilling of these next three oil wells, the Company plans to drill up to four more new oil wells, in addition to the three new oil wells for which we are commencing drilling now and are announcing today. All seven of these wells are and will be drilled, upon our existing acreage in the Minerva-Rockdale Field in the coming months. The Company expects to complete its previously announced equity financing shortly to facilitate the drilling of the next four oil wells. While we cannot guarantee, we expect these next seven oil wells to collectively produce significant positive cash flow for the Company, providing it further flexibility and opportunities to continue rapidly growing its business and creating shareholder value.

Going forward the Company intends to provide regular updates regarding its oil production and looks forward to initiating an investment community visibility program in the months ahead.

About Rockdale Resources Corporation

Rockdale Resources Corporation is a domestic oil exploration and production company. The Company focuses on new oil wells in established areas of oil production. The Company uses state of the art technology to maximize production and to identify areas with the greatest potential. The Company's core area of operations is in the Minerva-Rockdale Field near Rockdale, Texas, which has produced over 7 million barrels of oil since its first wells were established in 1921. The Company's corporate offices are located in Austin, Texas.

Forward-looking Statements

Certain information in this press release constitutes forward-looking statements within the meaning of applicable securities laws, including, but not limited to, statements regarding well production, use of proceeds, future drilling, operating expenses, and additional funding. Any statement that does not contain a historical fact may be deemed to be a forward-looking statement. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of such terms, or other comparable terminology, although not all forward-looking statements contain such identifying words.

Forward-looking statements are subject to a number of assumptions, risks, and uncertainties, many of which are beyond the Company’s control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Such assumptions, risks, and uncertainties include, among others, those associated with exploration activities, oil and gas production, marketing and transportation, costs of operations, loss of markets, volatility of oil and gas prices, imprecision of reserve and future production estimates, environmental risks, competition, inability to access sufficient capital from internal and external sources, general economic conditions, litigation, and changes in regulation and legislation. Readers are cautioned that the foregoing list is not exhaustive.

Additional information on these and other factors that could affect Rockdale’s operations or financial results is available by contacting Rockdale. Furthermore, the forward-looking statements contained in this press release are made as of the date of this press release, and Rockdale does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by applicable law.

Contact: Marc Spezialy, Rockdale Resources Corporation, 512-537-2257.

info@rockdaleresources.com

SOURCE Rockdale Resources Corporation

Web Site: http://www.rockdaleresources.com